Exhibit 99.1

May 2, 2014

ITC Announces Cash Tender Offer and Consent Solicitation

for 5.875% Senior Notes due 2016 and 6.375% Senior Notes due 2036

Novi, MI, May 2, 2014 — ITC Holdings Corp. (NYSE: ITC) announced today that it has commenced a cash tender offer for any and all of its outstanding $255,000,000 aggregate principal amount of 5.875% Senior Notes due 2016 (the “2016 Senior Notes”) and its outstanding $255,000,000 aggregate principal amount of 6.375% Senior Notes due 2036 (the “2036 Senior Notes” and, together with the 2016 Senior Notes, the “Notes”).

In conjunction with the offer, ITC is soliciting consents to proposed amendments that modify certain of the covenants applicable to the Notes contained in the indenture governing the Notes.  The cash tender offer and the consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated May 2, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent, which contain detailed information concerning the terms of the offer and the consent solicitation.

Holders may either tender their Notes pursuant to the Offer to Purchase and, if tendered on or before the Early Tender and Consent Expiration Date (as defined below), deliver their consents to the Proposed Amendments (as defined in the Offer to Purchase), or holders may separately deliver their consents on or before the Early Tender and Consent Expiration Date to the Proposed Amendments without tendering their Notes in the offer.

Certain information regarding the Notes and the terms of the offer and the consent solicitation is summarized in the table below.

			Tenders of Notes and Provision of Related Consents					Provision of Consents Without Tendering Notes
CUSIP Number	Title of Note	Aggregate Principal Amount Outstanding	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Premium*	Hypothetical Total Consideration* (a)	Consent Payment*
Rule 144A Notes: 465685 AC9 Regulation S Notes: U4501W AB8	5.875% Senior Notes due 2016	$255,000,000	25	1.000% U.S. Treasury Note due 9/30/2016	PX5	$30.00	$1,115.76	$2.50
Rule 144A Notes: 465685 AD7 Regulation S Notes: U4501W AC6	6.375% Senior Notes due 2036	$255,000,000	130	3.750% U.S. Treasury Note due 11/15/2043	PX1	$30.00	$1,230.62	$2.50

*      Per $1,000 aggregate principal amount of Notes of the applicable series. No consent payments will be made in respect of tendered Notes. Holders whose Notes are purchased in the offer will also receive accrued and unpaid interest from the last interest payment date for the applicable series of Notes to, but not including, the payment date for their Notes purchased pursuant to the offer.

(a)    Hypothetical total consideration is based on the Reference Yield  (as defined in the Offer to Purchase) of the reference security (as set forth above) as of 2:00 p.m., New York City time, on May 1, 2014 and a payment date of June 2, 2014. The actual Reference Yields of the reference securities will be determined by the Dealer Managers based on certain quotes available at 2:00 p.m., New York City time, on the price determination date, which is expected to be May 15, 2014.

The consent solicitation is scheduled to expire at 5:00 p.m., New York City time, on May 15, 2014, unless extended or earlier terminated (the “Early Tender and Consent Expiration Date”).  The cash tender offer is scheduled to expire at 11:59 p.m., New York City time, on May 30, 2014, unless extended or earlier terminated (the “Offer Expiration Date”).  The settlement date will follow promptly after the Offer Expiration Date, and is currently expected to be June 2, 2014.

As described in the Offer to Purchase, any Holder that tenders Notes pursuant to the cash tender offer on or before the Early Tender and Consent Expiration Date must also deliver consents to the Proposed Amendments pursuant to the consent solicitation, and the tender of Notes pursuant to the offer on or before the Early Tender and Consent Expiration Date will also constitute the delivery of consents with respect to such tendered Notes pursuant to the consent solicitation.  Holders may also deliver consents in the consent solicitation without tendering the related Notes pursuant to the offer.  Tendered Notes may not be withdrawn, and consents may not be revoked, after the Early Tender and Consent Expiration Date.

The total consideration for each $1,000 aggregate principal amount of Notes accepted for purchase pursuant to the offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread specified for each series of the Notes (as specified in the table above) over the applicable reference yield as calculated by the Dealer Managers based on the bid-side price of the applicable reference security (as specified in the table above), as quoted on the Bloomberg reference page (as specified in the table above), at 2:00 p.m., New York City time, on the price determination date, which is expected to be May 15, 2014. Holders must validly tender, and not validly withdraw, their Notes on or before the Early Tender and Consent Expiration Date in order to be eligible to receive applicable total consideration, which includes an early tender premium of $30.00 per $1,000 aggregate principal amount of Notes.  Holders validly tendering, and not validly withdrawing, Notes after the Early Tender and Consent Expiration Date and on or before the Offer Expiration Date will be eligible to receive only the tender offer consideration, namely an amount equal to the applicable total consideration less the early tender premium.  In addition, holders whose Notes are accepted for purchase in the offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date for the applicable series of Notes to, but not including, the payment date for the offer.

Holders validly delivering, and not validly withdrawing, consents on or before the Early Tender and Consent Expiration Date without tendering the related Notes pursuant to the Offer will be eligible to receive the consent payment of $2.50 per $1,000 aggregate principal amount of Notes.  The consent payment will not be payable to holders delivering consents by tendering Notes.

Notes may be tendered pursuant to the cash tender offer, and consents may be delivered pursuant to the consent solicitation, only in principal amounts equal to $2,000 or integral multiples thereof.

In the consent solicitation, ITC is seeking consents to approve the Proposed Amendments.  Valid consents must be delivered, and not revoked, in respect of a majority in aggregate principal amount of the Notes voting together as a single class (the “Required Consents”) in order to authorize the Proposed Amendments.

The obligation of ITC to accept for purchase, and to purchase, Notes validly tendered and not validly withdrawn pursuant to the offer, or to accept for payment, and to pay for, consents validly delivered and not validly revoked pursuant to the consent solicitation, is conditioned upon the Financing Condition, the Supplemental Indenture Condition (each as defined in the Offer to Purchase) and certain customary conditions.

Subject to applicable law, ITC may, at its sole discretion, waive any condition applicable to the offer and the consent solicitation and may extend the offer and the consent solicitation. Under certain conditions and as more fully described in the Offer to Purchase, ITC may terminate, extend or amend either or both the offer and the consent solicitation.

ITC has appointed J.P. Morgan Securities LLC and BofA Merrill Lynch to act as dealer managers for the tender offer and solicitation agents for the consent solicitation, and has retained D.F. King & Co., Inc. to serve as the information agent and the tender agent.

Requests for documents may be directed to D.F. King & Co., Inc. by telephone at +1 212 269 5550 (banks and brokers) or +1 888 869 7406. Questions regarding the tender offer may be directed to J.P. Morgan Securities LLC at +1 866 834 4666 or collect at +1 212 834 4811 or to BofA Merrill Lynch at +1 888 292 0070 or collect at +1 980 387 3907.

None of ITC, the dealer managers, the information agent, the tender agent or any of their respective affiliates makes any recommendation as to whether or not holders should tender all or any portion of their Notes pursuant to the offer and/or deliver related consents pursuant to the consent solicitation.

This press release is for informational purposes only and does not constitute an offer to purchase nor the solicitation of an offer to sell the Notes or a solicitation of consents. The offer and the consent solicitation are being made only pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase and the related Letter of Transmittal and Consent that will be distributed to the holders of the Notes. The offer and the consent solicitation are not being made in any jurisdiction in which such offer and solicitation or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its operating subsidiaries’ transmission systems. ITC’s regulated operating subsidiaries include ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains. Through these subsidiaries, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along 15,000 circuit miles of transmission line. Through ITC Grid Development and its subsidiaries, ITC also focuses on expansion in areas where significant transmission system improvements are needed. (ITC-itc-F)